Amendment (the "Amendment")
                                       to
                           Agreement Dated May 6, 1998
                                     between
                        Cardiovascular Laboratories, Inc
                                       and
                           Brennan Dyer & Company, LLC
                                (the "Agreement")



Whereas Cardiovascular Laboratories, Inc. ("CLI"), a Nevada corporation, wishes to amend the Agreement to reflect CLI's intention to more fully engage and compensate Brennan Dyer & Company, LLC (the "Advisor") in an effort to raise equity financing for CLI and,

Whereas the Advisor wishes to amend the Agreement to reflect the Advisor's intention to secure such financing for CLI and to further define the compensation the Advisor shall receive for such financing efforts,

Now therefore, intending to be legally bound hereby, the parties agree to amend the Agreement by replacing the original Section 4 of the Agreement in its entirety with the following amended Section 4:

4. The Advisor shall use its best efforts to complete an equity financing with net cash proceeds to CLI of not less than $600,000 nor more than $750,000 (the "Equity Financing") as more fully described in this Section 4.

     a. The Equity Financing shall be a transaction whereby CLI sells equity securities, or securities that contain an equity component to an investor or a group of investors (hereinafter referred to singularly as an :Investor" or collectively as "Investors"). While CLI would prefer to sell shares of its common stock to the Investor or Investors, CLI recognizes that the Equity Financing may consist of a sale of securities that may include, but is not limited to other securities or combination of securities that include a common stock equivalent component. Common stock equivalents include, without limitation, securities that convert into shares of common stock, are exchangeable for shares of common stock, or confer a right or privilege to an Investor or Investors to otherwise acquire shares of common stock.. An Equity Financing shall not be deemed to have taken place if it consists solely of the sale of debt securities without an common stock equity equivalent component.

     b. Compensation for the Advisor's services shall consist of a fee of 10% of the gross amount of proceeds of any Equity Financing consummated by CLI during the term of the Agreement, regardless of whether such Investor was introduced by the Advisor or otherwise. This 10% fee shall be payable to the Advisor at the closing from the proceeds of the Equity Financing.

     c. Additional compensation for the Advisor's services shall consist of a total of up to 250,000 shares of CLI unregistered common stock to be paid as follows:

          (i) 50,000 shares of CLI unregistered common stock to be issued upon execution of this Agreement,

          (ii) 200,000 shares of unregistered CLI common stock upon the closing of an Equity Financing at a per share common equivalent price equal to or greater than $0.25. ,

         (iii) If CLI, fails to accept the terms of a proposed Equity Financing (the "Proposed Equity Financing") with a per share common equivalent price equal to or greater than $0.25, and net proceeds to CLI equal to or greater than $600,000, then CLI shall pay to the Advisor a rejection fee (the "Rejection Fee") equal to 200,000 shares of CLI's unregistered common stock provided, however, that the Proposed Equity Financing consists of a written offer directly from the Investor or Investors and is accompanied by written confirmation from the Advisor stating that, in the Advisor's professional opinion, the Proposed Equity Financing is being made by an Investor or Investors who have both the wherewithal and intention of proceeding to close an Equity Financing within 60 days of the date of the written offer of Proposed Equity Financing.

          (iv) All shares of common stock issued as compensation to the Advisor pursuant to the Agreement shall be subject to full piggyback registration rights subject to underwriter's limitation should such registration include an underwriter for the purposes of registration of shares for sale to public investors.



Accepted and Agreed to:

Cardiovascular Laboratories, Inc.


/s/ Timothy W. Cunningham                              December 15, 1998
-------------------------                              -----------------
    Timothy W. Cunningham                              Date Signed


Brennan Dyer & Company, LLC


/s/ James H. Brennan, III                              December 15, 1998
-------------------------                              -----------------
    James H. Brennan, III                              Date Signed


/s/ Douglas A. Dyer                                    December 15, 1998
-------------------                                    -----------------
    Douglas A. Dyer                                    Date Signed